                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295
                    (618) 395-8676





                     April 3, 1998






Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders
(the "Annual Meeting") of Community Financial Corp. (the
"Company") which will be held on Monday, May 4, 1998, at 501
East Main Street, Olney, Illinois at 1:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of the Company's wholly owned bank subsidiaries. Directors and officers of the Company will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company, I wish to thank you for your continued support.

                           Sincerely,

                           /s/ Shirley B. Kessler


                           Shirley B. Kessler
                           President and Chief Executive Officer

_________________________________________________________________

               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295
_________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD ON MAY 4, 1998
_________________________________________________________________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Community Financial Corp.
(the "Company") will be held at 501 East Main Street, Olney,
Illinois on Monday, May 4, 1998, at 1:00 p.m., local time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of three directors of the
               Company; and

          2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 20, 1998, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed Proxy
Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Steven Walser

                              Steven Walser
                              Secretary
Olney, Illinois
April 3, 1998

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

_________________________________________________________________

                    PROXY STATEMENT
                          OF
               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295

_________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                      MAY 4, 1998
_________________________________________________________________

_________________________________________________________________
                        GENERAL
_________________________________________________________________

     This Proxy Statement is furnished to stockholders of Community Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 501 East Main Street, Olney, Illinois on Monday, May 4, 1998, at 1:00 p.m., local time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and Proxy Card and this Proxy Statement are being first mailed to stockholders on or about April 3, 1998.
_________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Regardless of the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     A proxy may be revoked at any time prior to its exercise
by the filing of a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary of the Company at the address listed above, or by attending the Annual Meeting and voting in person.
_________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
_________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Common Stock. Stockholders of record as of the close of business on March 20, 1998 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,360,612 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including Chief Executive Officer Shirley B. Kessler, each executive officer of the Company named in the Summary Compensation Table set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table" and all of the Company's directors and executive officers as a group.

                                    Shares of Common Stock
Persons Owning                       Beneficially Owned       Percent
Greater than 5%                      at Record Date (1)       of Class
-------------------                  ----------------------   --------
  Community Financial Corp.              210,537 (2)             8.9%
  Employee Stock Ownership Plan ("ESOP")
  240 E. Chestnut Street
  Olney, Illinois  62450-2295

  Janus Capital Corporation              193,025                 8.2
  100 Fillmore Street
  Denver, Colorado  80206

  Wellington Management Company, LLP     157,500                 6.7
  75 State Street
  Boston, Massachusetts  02109

Directors:
---------
  Michael F. Bauman                       11,593 (3)              .5
  William O. Cantwell                      9,203 (4)              .4
  Roger A. Charleston                     30,553 (5)             1.3
  Charles M. DiCiro                       14,760 (6)              .6
  Brad A. Jones                           15,453                  .7
  Shirley B. Kessler                      37,992 (7)             1.6
  Clyde R. King                            9,533                  .4
  Allen D. Welker                          6,644 (8)              .3

Executive Officers:
------------------
  Wayne H. Benson                         37,215 (9)             1.6
    Executive Vice President

  Douglas W. Tompson                      24,726 (10)            1.0
    Chief Financial Officer

All directors and executive              197,692                 8.1
 officers of the Company
 as a group (10 persons)

___________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. Amounts shown include 3,967, 3,967, 3,967, 3,967,
    3,967, 17,351, 3,967, 3,967, 15,446, 10,580 and 71,146
    shares which may be acquired by Directors Bauman, Cantwell, Charleston, DiCiro, Jones, Kessler, King and Welker, Messrs. Benson and Tompson and by all directors and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within 60 days of the Record Date. Does not include shares with respect to which Directors Bauman, Charleston and Jones have voting power by virtue of their positions as trustees of the trusts holding 210,537 shares under the Company's ESOP and 56,566 shares under the Company's Management Recognition Plan ("MRP"). The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust.
(2) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of
    the participating employees. Unallocated shares and allocated shares for which no instructions have been received are voted by the trustees in the manner directed by the Company's Board of Directors, and in the absence of such direction from the Company's Board of Directors, the ESOP trustees would have sole discretion as to the voting of such shares. As of the Record Date, 71,897 shares had been allocated.
(3) Includes 290 shares owned by Mr. Bauman's wife.
(4) Includes 1,500 shares owned by Mr. Cantwell's wife.
(5) Includes 2,900 shares owned by Mr. Charleston's wife.
(6) Includes 8,543 shares owned by Mr. DiCiro's wife.
(7) Includes 6,659 shares allocated to Ms. Kessler's account under the ESOP and 3,856 shares held in the Company's 401(k) Thrift Plan.
(8) Includes 200 shares owned by Mr. Welker's spouse.
(9) Includes 3,350 shares owned by Mr. Benson's spouse, 6,553 shares allocated to Mr. Benson's account under the ESOP and 2,092 shares held in the Company's 401(k) Thrift Plan.
(10)Includes 6,089 shares allocated to Mr. Tompson's account under the ESOP and 921 shares held in the Company's 401(k) Thrift Plan.
________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for a term expiring at the 2001 Annual Meeting. The Board of Directors has nominated Michael F. Bauman, Roger A. Charleston and Brad A. Jones to serve as directors for a three-year period. All nominees are currently members of the Board. Under Illinois law and the Company's Articles of Incorporation, directors are elected by a majority of the votes cast at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.


    The following table sets forth, for each nominee for director and continuing director of the Company, his or her age, the year he or she first became a director of Community Bank & Trust, N.A. ("CB&T"), which is the Company's principal operating subsidiary, and the expiration of his or her term as a director. All such persons were appointed as directors in 1994 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of CB&T.

                                     Year First
                         Age of       Elected as        Current
                      December 31,   Director of         Term
Name                      1997          CB&T           to Expire
-----                 ------------   -----------       ---------

             BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Michael F. Bauman          51          1990              1998
Roger A. Charleston        54          1989              1998
Brad A. Jones              42          1992              1998

                   DIRECTORS CONTINUING IN OFFICE

William O. Cantwell        72          1987              1999
Charles M. DiCiro          71          1976              1999
Allen D. Welker            71          1979              1999
Shirley B. Kessler         63          1987              2000
Clyde R. King              70          1974              2000

                        DIRECTOR EMERITUS

Charles R. Jones (1)       72

___________
(1) Mr. Jones resigned from the Board of Directors in December
    1986 and was named Director Emeritus in January 1987.


    Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    Michael F. Bauman - Mr. Bauman is retired. Mr. Bauman was formerly the co-owner of Bauman Cement, Inc., which is a seller and processor of cement in Olney. Mr. Bauman is the Chairman of the City of Olney Police and Fire Boards and a Committee Member of the Secretary of State Antique Auto Events Committee, and was the Chairman of the 1993 Secretary of State Antique Auto Show held in Springfield, Illinois. Mr. Bauman was elected to the School Board of East Richland Community Unit Schools in November 1995.

    Roger A. Charleston - Mr. Charleston is a civil engineer and the owner of Charleston Engineering, a consulting firm located in Olney.

    Brad A. Jones - Mr. Jones is the co-owner and manager of Rural King Supply, a retail farm and home store located in Olney. Mr. Jones also is a member of the Olney Chamber of Commerce.

    William O. Cantwell - Mr. Cantwell has been retired since 1988. He presently serves as President and Director of the Good Samaritan of Richland County Program, and has previously served as a Member of Council and Treasurer of the Student Loan Fund of Trinity Lutheran Church in Olney.

    Charles M. DiCiro - Col. DiCiro serves as Chairman of the Board of the Company and CB&T. Col. DiCiro is a retired Colonel of the United States Army and presently is self-employed raising cattle. From 1988 to 1992, Col. DiCiro served as member of the 19th Congressional District Selection Board for Service Academy Appointments.

    Allen D. Welker - Mr. Welker retired from his position as a Postmaster for the United States Post Office in 1987. He has been active in the Good Samaritan of Richland County Program and has also served on several committees of the Immanuel United Methodist Church.

    Shirley B. Kessler - is the President and Chief Executive Officer of the Company and CB&T. She joined CB&T in 1967 and has served as President and Chief Executive Officer since December 1986. Her responsibilities include the overall management of the Company and CB&T and the establishment of objectives, policies and strategic plans. Mrs. Kessler is a past President of the Olney Chamber of Commerce and is a Board member for several civic organizations, including the Richland County Economic Development Corporation, and is a past Board member of the Olney Central College Foundation and the local chapter of Big Brothers/Big Sisters of America. Mrs. Kessler also is a Trustee of Illinois Eastern Community College.

    Clyde R. King - Mr King is retired. Mr. King formerly owned and operated King's Furniture Store.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                        Age at
                     December 31,
Name                     1997           Title
----                 -------------      -----
Wayne H. Benson           44            Executive Vice President
Douglas W. Tompson        46            Chief Financial Officer

     Wayne H. Benson - Mr. Benson joined CB&T in 1984 as the Branch Manager of CB&T's Lawrenceville Branch and currently serves as the Company's and CB&T's Executive Vice President. As such, he is in charge of the Company's and CB&T's operations, regulatory compliance and establishing the savings and lending rates for CB&T. Mr Benson has also been involved in coaching local youth athletic teams and is a member of the Elks Lodge.

     Douglas W. Tompson - Mr. Tompson has served as CB&T's Chief Financial Officer since 1988. Prior to that time, he was the Assistant Corporate Comptroller for Champion Laboratories, Inc. Mr. Tompson has also been involved as a Cub Scout Leader and in coaching local youth athletic teams, and has served on several committees at the St. Joseph Catholic Church and held several offices in the Olney and state level Elks Lodge.

MANAGEMENT SUCCESSION

     Shirley B. Kessler, the President and Chief Executive Officer of the Company and CB&T, has advised the Board of Directors of her retirement planned for December 31, 1999. The Board of Directors has begun implementation of a strategic plan to select her successor and ensure an orderly transition for the Company, but has not determined who that successor would be.
The Board of Directors will seek a successor who shares the Board of Directors' goals of expanding the operations of the Company and its subsidiary banks while continuing to serve the credit needs of the communities served by the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1997, the Board of Directors of the Company met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 1997 and the total number of meetings held by committees on which he served during such fiscal year. The Board of Directors has standing Audit, Executive, Nominating and Compensation Committees.

     The Audit Committee consists of Directors Charles M. DiCiro, Allen D. Welker, William O. Cantwell and Brad A. Jones, who serves as Chairman. The Audit Committee met four times during the year ended December 31, 1997 to examine and approve the audit report prepared by the independent auditors of the Company and the Company's wholly owned subsidiaries, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies.

     The Executive Committee of the Company consists of Directors William O. Cantwell, Brad A. Jones, Michael F. Bauman and Roger Charleston, who serves as Chairman. The Executive Committee meets only as needed and is charged with the responsibility of overseeing the business of the Company and CB&T. The Committee has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board, and any activity is reported to the Board monthly. The Executive Committee met four times during the year ended December 31, 1997.

     The Company's full Board of Directors acts as a nominating committee for the purpose of considering potential nominees to the Board of Directors. During the year ended December 31, 1997, the Company's Board of Directors met once as a nominating committee. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

     The full Board of Directors acts as a compensation committee. While acting as a compensation committee, the Board evaluates the compensation and fringe benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee morale. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Board met once as a compensation committee during the year ended December 31, 1997.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth cash and noncash compensation for fiscal 1997, 1996 and 1995 awarded to or earned by the Chief Executive Officer and the two highest paid executive officers of the Company whose salary and bonus earned in fiscal 1997 exceeded $100,000. No other executive officer received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1997, 1996 or 1995.

                                                                      Long-Term Compensation
                               Annual Compensation(1)               ---------------------------
Name and                       ----------------------   Restricted   Securities
Principal                                                 Stock      Underlying     All Other
Position                  Year  Salary     Bonus         Award(s)    Options(#)    Compensation
------------------------------------------------------------------------------------------------
Shirley B.  Kessler        1997 $121,726   $48,912       $     -- (2)       --        $19,710 (3)
  President and Chief      1996  114,737    45,076        204,128       43,378         10,251
  Executive Officer        1995  110,000    52,115             --           --          6,600

Wayne H. Benson            1997   87,733    35,253             -- (2)       --         14,666 (3)
  Executive Vice           1996   82,697    32,488        165,246       38,617         26,395
  President                1995   78,000    36,954             --           --          4,680

Douglas W. Tompson         1997   86,641    34,814             -- (2)       --          4,141 (3)
  Chief Financial          1996   81,667    32,084        165,246       26,450          2,436
  Officer                  1995   77,000    36,480             --           --          2,316

_____________
(1) Executive officers of CB&T receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in fiscal 1997 did not exceed 10% of the executive officer's salary and bonus.
(2) The restricted Common Stock awarded vests at the rate of 20% per year following the date of grant, with the first 20% having vested on January 12, 1997. As of December 31, 1997, Ms. Kessler and Messrs. Benson and Tompson had 15,552, 12,590 and 12,590 shares, respectively, of restricted
    Common Stock, of which 3,109, 2,518 and 2,518 shares,
    respectively, were vested.   As of December 31, 1997, based
    on the closing sale prices of the Common Stock of $18.125, as reported on the Nasdaq National Market System, the aggregate value of the restricted Common Stock held by Ms. Kessler and Messrs. Benson and Tompson was $225,529, $182,555 and $182,555, respectively. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(3) Includes contributions of $504, $503 and $504 made by CB&T in fiscal 1997 for the account of Ms. Kessler, Mr. Benson and Mr. Thompson, respectively, pursuant to CB&T's 401(k) Thrift Plan, $18,706, $9,963 and $3,637 paid by the Company to a trust for the benefit of Ms. Kessler, Mr. Benson and Mr. Tompson, respectively, pursuant to Supplemental Executive Retirement Agreements with such individuals, and $500 and $4,200 paid to Ms. Kessler and Mr. Benson, respectively, for service as directors of the Company's subsidiary banks.

    Year-End Option Values. The following table sets forth information concerning the value as of December 31, 1997 of options held by the executive officers named in the Summary
    Compensation Table set forth above.

                         Number of Securities        Value of Unexercised
                       Underlying Unexercised        In-The-Money Options
                     Options at Fiscal Year-End     at Fiscal Year-End (1)
                     --------------------------    -------------------------
NAME                 Exercisable/Unexercisable     Exercisable/Unexercisable
----                 --------------------------    -------------------------
Shirley B. Kessler          8,676/34,702              $43,380/$173,510
Wayne H. Benson             7,724/30,893              $38,620/$154,465
Douglas W. Tompson          5,290/21,160              $26,450/$105,800

______________
(1) Based on the difference between the fair market value of the underlying Common Stock of $18.125 as quoted on the Nasdaq
    National Market System on December 31, 1997 and the exercise price of $13.125 per share.


    No options were granted to or exercised by executive officers during fiscal year 1997, and no options held by any executive officer of the Company repriced during the past ten full fiscal years.

    Employment Agreements. The Company and CB&T have entered into employment agreements (the "Employment Agreements") with Mr. Benson and Mr. Tompson (collectively, the "Employees"), the Executive Vice President and the Chief Financial Officer, respectively. In such capacities, the Employees are responsible for overseeing certain operations of CB&T and the Company and for implementing the policies adopted by the Boards of Directors of both the Company and CB&T. Such Boards believe that the Employment Agreements assure fair treatment of the Employees in relation to their careers with the Company and CB&T by assuring them of some financial security.

    The Employment Agreements currently provide Mr. Benson and Mr. Tompson with annual base salaries of $87,733 and $86,641, respectively. Each Employment Agreement provides for a three year term, with the current term expiring in June 2000. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of each Employee has met the required performance standards and that each Employment Agreement should be extended. The Employment Agreements provide the Employees with salary reviews by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. An Employment Agreement will terminate upon an Employee's death or disability, and is terminable for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If the Employee is terminated without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period, but not to exceed three years' salary. Severance benefits payable to an Employee or to his estate will be paid in a lump sum or in installments, as the Employee elects. If an Employment Agreement is terminated due to an Employee's "disability" (as defined in the Employment Agreements), the Employee will not be entitled to a continuation of his salary and benefits. In the event of an Employee's death during the term of his Employment Agreement, the Employee's estate will be entitled to receive his salary through the last day of the calendar month in which the death occurred. An Employee may voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of CB&T and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

    The Employment Agreements provide that in the event of an Employee's involuntary termination of employment in connection with, or within one year after, any change in control of CB&T or the Company, other than for "just cause," the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the

sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of CB&T's or Company's voting stock, the control of the election of a majority of CB&T's or the Company's directors, or the exercise of a controlling influence over the management or policies of CB&T or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or CB&T at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or CB&T, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Employment Agreements with CB&T provide that within 5 business days of a change in control, CB&T shall fund, or cause to be funded, a trust in the amount of 2.99 times each Employee's base amount, that will be used to pay the Employees amounts owed to them upon termination, other than for just cause, within one year of the change in control. The amount to be paid to an Employee from this trust upon his termination is determined according to the procedures outlined in the Employment Agreements with CB&T, and any money not paid to an Employee is returned to CB&T. The Employment Agreements also provide for a similar lump sum payment to be made in the event of an Employee's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by an Employee, including
(i) the requirement that the Employee perform his principal executive functions more than 35 miles away from CB&T's current primary office, (ii) a material reduction in the Employee's base compensation as then in effect, (iii) the failure of the Company or CB&T to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to him under any employee benefit plan in which the Employee is a participant at the time of the change in control, (iv) the assignment to the Employee of duties and responsibilities which are materially different from those normally associated with his position with CB&T, (v) a material reduction in the Employee's authority and responsibility, and (vi) the failure to re-elect the Employee to the Company's or CB&T's Board of Directors if he is serving on the Board on the date of the change in control. The aggregate payments that would be made to Mr. Benson and Mr. Tompson assuming termination of their employment under the foregoing circumstances at December 31, 1997, would have been approximately $262,322 and $259,057, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that an Employee prevails over the Company and CB&T in a legal dispute as to the Employment Agreements, he will be reimbursed for his legal and other expenses.

    Supplemental Executive Retirement Agreements. In order to secure the continuing services of Ms. Kessler and Messrs. Benson and Tompson (collectively, the "Executives"), CB&T entered into supplemental executive retirement agreements (the "SERAs") with the Executives effective January 1, 1995. Pursuant to the terms of the SERAs, each year CB&T will credit an account for each Executive with the amount, if any, by which (i) the sum of any annual additions allocated to the Executive's account under the ESOP and any other tax-qualified, defined contribution plan maintained by CB&T or the Company (measured without regard to the limitations on annual additions imposed under Internal Revenue Code Section 415), exceeds (ii) the limit imposed on annual additions by Internal Revenue Code Section 415(c)(1) and any regulations thereunder. In addition, if the limitation imposed by Section 415(e) of the Internal Revenue Code reduces the benefit that the Executive accrues under any defined benefit pension plan maintained by CB&T, CB&T shall, as soon as practicable after the close of the plan year in which said reduction occurs, contribute to the Executive's account an amount equal to the present value of such reduction.

    Upon an Executive's termination of employment with the Company or CB&T, for reasons other than death or removal for "just cause," CB&T will pay the balance of the Executive's account to the Executive in ten substantially equal annual installments. In the event that the Executive dies before all benefit payments have been made to him, CB&T shall pay to the Executive's beneficiary (or estate, if he has no beneficiary) a lump sum payment, within 60 days following the Executive's death, in an amount equal to the balance of the Executive's account. Termination for "just cause" (as defined in the SERAs) would result in the forfeiture of all benefits under the SERAs. In the event of a change in control (as defined in the SERAs), the balance in the Executive's account shall be due and payable to the Executive in one lump sum payment within 10 days following such change in control. CB&T has established an irrevocable grantor trust to hold assets in order to provide a source of funds to assist it in meeting its liabilities under the SERAs. The assets of such trust will remain general assets of CB&T and be subject to the claims of its general creditors.

    Deferred Compensation Plan. CB&T's Board of Directors has established the Deferred Compensation Plan for the exclusive benefit of members of CB&T's Board of Directors who are not employees of CB&T, CB&T's President and Executive Vice President and such other executive officers of CB&T which the Board of Directors may identify by resolution as being eligible to participate in the Deferred Compensation Plan. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and other plan participants may elect to defer receipt of up to 25% of their future compensation. Deferred amounts will be credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, in either Common Stock or in a fund with a return equal to CB&T's annual rate of interest on one year certificates of deposit. Participants may determine the time and form of benefit payments and may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that (i) elections designating a beneficiary or ceasing future contributions will be given immediate effect, and (ii) participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. CB&T contributes the aggregate amounts deferred to a trust associated with the Deferred Compensation Plan to assist it in meeting its obligations under the Deferred Compensation Plan. Contributions to such trust are made on a quarterly basis and the funds will be used for eventual payments to participants.

    Change of Control Severance Agreements.  Each of the
Company and CB&T entered into severance agreements (the "Severance Agreements") with Shirley B. Kessler. The Severance Agreements will terminate on the earlier of (a) June 22, 2000 or
(b) the date on which Ms. Kessler terminates employment with CB&T, provided that the rights under the Severance Agreements will continue following termination of employment if the Severance Agreements were in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one year periods beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Ms. Kessler has met the required performance standards and that such Severance Agreements should be extended.

    The Severance Agreements provide that in the event of Ms. Kessler's involuntary termination of employment in connection with any change in control of CB&T or the Company or prior to Ms. Kessler's attainment of age 65 after a change in control, other than for "just cause," Ms. Kessler will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of CB&T's or Company's voting stock, the control of the election of a majority of CB&T's or the Company's directors or the exercise of a controlling influence over the management or policies of CB&T or the Company. In addition, under the Severance Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or CB&T at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or CB&T, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Severance Agreement with CB&T provides that within five business days of a change in control, CB&T shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Kessler's base amount, that will be used to pay amounts owed to Ms. Kessler upon termination other than for just cause within one year of the change in control. The amount to be paid to Ms. Kessler from this trust upon her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to Ms. Kessler is to be returned to CB&T. The Severance Agreements also provide for a similar lump sum payment to be made in the event of the voluntary termination of employment following a change in control and prior to her attainment of age 65, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which Ms. Kessler has not consented to in writing, including (i) requiring Ms. Kessler to perform her principal executive functions more than 35 miles from CB&T's current primary office, (ii) materially reducing Ms. Kessler's base compensation as then in effect, (iii) failing to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to her under any employee benefit plan in which Ms. Kessler is a participant at the time of the change in control, (iv) assigning duties and responsibilities to Ms. Kessler which are materially different from those normally associated with her position with CB&T, (v) materially diminishing Ms. Kessler's authority and responsibility, and (vi) failing to reelect Ms. Kessler to the Board
of Directors if she is serving on the Board on the date of the change in control. The aggregate payments that would be made to Ms. Kessler assuming her termination of employment under the foregoing circumstances at December 31, 1997 would have been approximately $363,961. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Ms. Kessler prevails over the Company or CB&T in a legal dispute as to the Severance Agreements, she will be reimbursed for her legal and other expenses.

DIRECTOR COMPENSATION

    Each nonemployee member of the Company's Board of
Directors receives an annual fee of $5,000, except for the Chairman of the Board of Directors who receives an annual fee of $15,000. Directors, other than the Chairman, also receive a fee of $350 for each Board meeting attended and $100 for each Committee meeting attended. These fees include compensation for service on the Board of Directors of the Company and CB&T. Directors also are eligible to participate in the Community Bank & Trust, N.A. Deferred Compensation Plan (the "Deferred Compensation Plan"). See " -- Executive Compensation --
Deferred Compensation Plan."   Directors also are eligible to
participate in the Company's 1996 Stock Option and Incentive Plan and Management Recognition Plan. No awards were made to directors under those plans during the year ended December 31, 1997.

TRANSACTIONS WITH MANAGEMENT

    CB&T offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, CB&T's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans above the greater of $25,000 or 5%, of CB&T's capital and surplus (i.e., up to $1.0 million) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At December 31, 1997, CB&T's loans to directors and executive officers, not including unused limits under credit cards, totaled $561,000, or 1.6%, of the Company's stockholders' equity, at that date.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

    Larsson, Woodyard, & Henson, CPAs, which was the Company's independent auditors for the 1997 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 1998 fiscal year. A representative of Larsson, Woodyard & Henson, CPAs is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.
________________________________________________________________
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange
Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1997 and prior fiscal years all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

    The Company's 1997 Annual Report to Stockholders,
including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.
________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 1997, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 240 E. Chestnut Street, Olney, Illinois 62450-2295 by no later than December 3, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Steven Walser

                             Steven Walser
                             Secretary

April 3, 1998
Olney, Illinois

________________________________________________________________
              ANNUAL REPORT ON FORM 10-K
________________________________________________________________

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, COMMUNITY FINANCIAL CORP., 240 E. CHESTNUT STREET, OLNEY, ILLINOIS 62450-2295
________________________________________________________________

                    REVOCABLE PROXY
________________________________________________________________
               COMMUNITY FINANCIAL CORP.
                    OLNEY, ILLINOIS
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                      MAY 4, 1998

    The undersigned hereby appoints Clyde R. King, Shirley B. Kessler and Allen D. Welker, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Community Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at 501 East Main Street, Olney, Illinois, on Monday, May 4, 1998, at 1:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                            VOTE
                                            FOR        WITHHELD
                                            ---        --------
1.  The election as directors of both
    nominees listed below (except as
    marked to the contrary below).         [   ]        [   ]



    Michael F. Bauman
    Roger A. Charleston
    Brad A. Jones

    INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR EITHER INDIVIDUAL
    NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED
    BELOW.

    ________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
PROPOSITION.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual
Meeting and a Proxy Statement dated April 3, 1998.

Dated: _______________________, 1998


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.